UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 22, 2008

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4296 Forbes Boulevard, Lanham, Maryland		20706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, the Board of Directors (the "Board") of Vocus, Inc. (the "Company") appointed Mr. Gary G. Greenfield, age 53, as a member of the Board, filling the vacancy created by the resignation from the Board of Michael Bronfein in October 2007. A copy of the press release announcing the appointment of Mr. Greenfield to the Board is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Since December 2007, Mr. Greenfield has served as the Chief Executive Officer of Avid Technology, Inc. From December 2003 until December 2007, Mr. Greenfield was Chief Executive Officer of GXS, Inc., a leading worldwide provider of business-to-business integration, synchronization and collaboration solutions. During that time Mr. Greenfield had also been an operating partner with Francisco Partners, a leading technology-focused private equity firm. Additionally, Mr. Greenfield has served as Chief Executive Officer of Peregrine Systems, Inc., Merant PLC and INTERSOLV.

Mr. Greenfield will be entitled to compensation for his services on the Board under the Company’s director compensation policies.

There are no family relationships between Mr. Greenfield and any director or executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

October 28, 2008	By:	Stephen A. Vintz

Name: Stephen A. Vintz
Title: Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release by Vocus, Inc., dated October 28, 2008